UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 24, 2012, Isle of Capri Casinos, Inc. (the “Company”) announced that it had commenced and priced an offering (the “Offering”) of $350 million of 8.875% Senior Subordinated Notes due 2020 (the “2020 Notes”).  The 2020 Notes will be issued at par. The Offering is scheduled to close on August 7, 2012, subject to customary closing conditions.  The 2020 Notes will be fully and unconditionally guaranteed on an unsecured senior subordinated basis, jointly and severally, by each of the Company’s domestic subsidiaries that guarantee the Company’s senior secured credit facility. The 2020 Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

Concurrently with the Offering, the Company announced that it had commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 7% Senior Subordinated Notes due 2014 (the “2014 Notes”) and a solicitation of consents to certain proposed amendments to the related indenture for a total consideration of $1,003.00 (which includes a consent payment of $20.00) for each $1,000 principal amount of 2014 Notes validly tendered and not withdrawn before the consent expiration time, which is expected to be 5:00 p.m., New York City time, on August 6, 2012.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to fund (i) the Tender Offer, (ii) the redemption of any and all 2014 Notes that remain outstanding following consummation of the Tender Offer and (iii) the payment of related fees and expenses.  Any remaining proceeds will be used for general corporate purposes.

The 2020 Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any jurisdiction, and until so registered, the 2020 Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

These announcements were contained in press releases, copies of which are filed under Item 9.01 hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description
99.1	Press release announcing commencement of private offering
99.2	Press release announcing pricing of private offering
99.3	Press release announcing commencement of tender offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: July 25, 2012	By:	/s/ Dale R. Black
	Name:	Dale R. Black
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing commencement of private offering
99.2	Press release announcing pricing of private offering
99.3	Press release announcing commencement of tender offer